INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 35 to Registration Statement No. 2-76547 on Form N-1A of Oppenheimer Integrity Fund of our report dated January 25, 1999, appearing in the Statement of Additional
Information, which is a part of such Registration Statement, and to the references to us under the headings "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
April 27, 1999